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Hines | Securities

Hines Global REIT

Hines Global REIT's Board Approves Plan of Liquidation

(HOUSTON) – On April 23, 2018, the board of directors of Hines Global REIT, Inc. ("Hines Global REIT" or the "Company"), unanimously approved a plan of liquidation (the "Plan"). The Plan is subject to the approval of the Company's shareholders at the Company's annual shareholder meeting scheduled on July 17, 2018. The Company filed a preliminary proxy statement with the Securities and Exchange Commission ("SEC") describing the proposed Plan on April 25, 2018, and will submit it to the shareholders of the Company for their consideration along with the Company's definitive proxy statement following its filing with the SEC.

Assuming the approval by shareholders, the Company currently expects that initial shareholders will have received aggregate distributions totaling $15.62 to $16.62 per share upon successful execution of the Plan. As described in the Company's preliminary proxy statement, this amount includes $5.62 per share of operating distributions received or to be received from November 2009 through June 2018, the $1.05 per share special distribution received by shareholders in January 2018, $0.12 per share of return of invested capital distributions for the six months ending June 30, 2018, and the board of directors' estimate of the range of liquidating distributions to be made pursuant to the Plan of $8.83 to $9.83 per share of the Company's common stock.[1] The Company expects to continue making regular distributions as it seeks shareholder approval of the Plan and also intends to make multiple liquidating distributions pursuant to the Plan.

Learn more via the press release within the Current Report on Form 8-K and the proxy statement.

Form 8-K

Proxy Statement

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[1]This return is based on a shareholder who invested on November 1, 2009 and elected to receive cash distributions. The Company expects that shareholders who invested in the Company after November 2009 will have received lower aggregate distributions upon the successful implementation of the Plan, as they will have held their investment for a shorter duration and

will have received fewer regular operating distributions than shareholders who invested in November 2009. Although the Company has provided an estimated range of distributions, there can be no assurances as to the amount or timing of any distributions to the Company's shareholders.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These forward-looking statements include, among others, statements about the expected benefits of the Plan, the estimated range and the timing of the payment of distributions, the expected timing and completion of the Plan, the return to be achieved by shareholders and the future business, performance and opportunities of Hines Global REIT. Forward-looking statements generally can be identified by the use of words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "foresee," "looking ahead," "is confident," "should be," "will," "predicted," "likely," or similar words or phrases intended to identify information that is not historical in nature. These risks and uncertainties include, without limitation, unanticipated difficulties or expenditures relating to the Plan, the response of tenants, business partners and competitors to the announcement of the Plan; legal proceedings that may be instituted against the Company and others related to the Plan; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants' financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in Hines Global REIT's existing markets; reductions in asset valuations and related impairment charges; risks associated with downturns in domestic and local economies, changes in interest rates and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with Hines Global REIT's potential failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; and risks associated with Hines Global REIT's dependence on key personnel of Hines Interests Limited Partnership or its affiliates whose continued service is not assured. For a further list and description of such risks and uncertainties, see the reports filed by Hines Global REIT with the SEC, including Hines Global REIT's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this press release. Hines Global REIT disclaims any intention or obligation to update or revise any forward-looking statements, whether because of new information or developments, future events or otherwise.

Additional Information

This communication is being made in respect of the proposed Plan. The proposed Plan will be submitted to the shareholders of the Company for their consideration. On April 25, 2018, the Company filed a preliminary proxy statement, and plans to file a definitive proxy statement for its annual shareholder meeting with the SEC. The definitive proxy statement will be sent or made available to the Company's shareholders and will contain information about the proposals to be voted on by the Company's

shareholders at the annual meeting, including information relating to the proposed Plan. This press release does not constitute a solicitation of any vote or proxy from any shareholder of the Company. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PLAN AND THE OTHER PROPOSALS TO BE VOTED ON BY THE SHAREHOLDERS AT THE ANNUAL MEETING. The definitive proxy statement and other relevant documents will be available at no *charge at the SEC's internet website, www.sec.gov. When available, the definitive proxy statement* and *other relevant documents also may be obtained at no charge at the Company's website,* http://www.hinessecurities.com, or by directing a written request to Hines Global REIT, Inc. at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Ryan T. Sims, Chief Financial Officer and Secretary.

Participants in this Solicitation

The Company and its directors and executive officers may be deemed to be participants in the *solicitation of proxies in respect to the Plan. Information regarding the Company's directors and executive officers is included in the Company's preliminary proxy* statement, will be included in the *Company's definitive proxy statement, and is included in the Company's Annual Report on Form 10-*K for the year ended December 31, 2017, filed with the SEC on March 30, 2018, each of which can be obtained at no charge from the sources indicated above. Additional information regarding the direct and *indirect interests of the Company's directors and executive officers in the Plan is included in the Company's preliminary proxy statement and will be included in the Company's d*efinitive proxy statement when it becomes available.

Hines Global REIT is closed to new investors.

04/18